UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: August 3, 2018
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Times Square, New York, New York 10036
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

E*TRADE Financial Corporation’s (the “Company”) Board of Directors (the “Board”)  reports the passing of Board member Frederick W. Kanner on August 3, 2018.

Pursuant to the Board’s ongoing director succession planning process, the Board has elected Mr. Joshua A. Weinreich to the Board and its Compensation and Governance Committees, effective August 8, 2018 (the “Effective Date”).  Mr. Weinreich will stand for re-election at the 2019 Annual Stockholders Meeting.  Mr. Weinreich has also been elected to the E*TRADE Bank Board of Directors.  In addition, Mr. Kevin T. Kabat will join the Company’s and E*TRADE Bank’s Audit Committees as of the Effective Date.

Consistent with the Company’s non-employee director compensation policy, as of the Effective Date, the Board approved the payment of a pro-rata retainer to Mr. Weinreich in the amount of $90,000 in cash, to be paid on a quarterly basis, and a grant of restricted stock with a fair market value on the Effective Date equal to $97,500, which will vest one year from the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION
Dated:	August 8, 2018

		By:	/s/	Lori S. Sher
			Name:	Lori S. Sher
			Title:	Corporate Secretary

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